UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 21, 2011 (August 25, 2011)

CHINA JO-JO DRUGSTORES, INC.

 (Exact name of registrant as specified in Charter)

Nevada	001-34711	98-0557852
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Room 507-513, 5th Floor, A Building, Meidu Plaza
Gongshu District, Hangzhou, Zhejiang Province
People’s Republic of China

 (Address of Principal Executive Offices)

+86 (571) 88077078

  (Issuer Telephone Number)

N/A

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This current report on Form 8-K and other reports filed by the registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the registrant’s management as well as estimates and assumptions made by the registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the registrant or the registrant’s management identify forward looking statements.  Such statements reflect the current view of the registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the registrant’s industry, operations and results of operations and any businesses that may be acquired by the registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the registrant believes that the expectations reflected in the forward looking statements are reasonable, the registrant cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, the registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 25, 2011 (the “Closing Date”), Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd. (“Jiuzhou Pharmacy”) completed its acquisition of Zhejiang Jiuxin Medicine Co., Ltd. (“Jiuxin Medicine”).  Jiuzhou Pharmacy, which operates retail drugstores in Zhejiang Province and Shanghai, People’s Republic of China (the “PRC”), is controlled by the registrant through a series of contractual arrangements between Zhejiang Jiuxin Investment Management Co. Ltd., the registrant’s wholly-owned subsidiary in the PRC, and Jiuzhou Pharmacy and its owners.  As reported in the registrant’s quarterly report on Form 10-Q for the three months ended June 30, 2011, deposits were made during the three months ended June 30, 2011 to acquire Jiuxin Medicine.

Jiuxin Medicine is a wholesale drug distributor and is licensed to distribute prescription and non-prescription pharmaceutical products throughout China.  Since February 2011, the Food and Drug Administration of Zhejiang Province has ceased accepting applications for, and issuing, wholesale drug distribution license in Zhejiang Province.  Thus, the acquisition of Jiuxin Medicine provides entry into an industry that the registrant expects to have restricted competition.

Jiuzhou Pharmacy also looks to improve its supply-chain management for its retail pharmacies through Jiuxin Medicine.  As a wholesale distributor, Jiuxin Medicine can directly negotiate with and purchase from drug manufacturers, many of whom do not deal directly with retail pharmacy operators like Jiuzhou Pharmacy.  By internalizing supply sourcing through Jiuxin Medicine, premiums paid to third-party wholesale distributors that have been supplying Jiuzhou Pharmacy can be eliminated, which the registrant expects to lead to cost reduction.

Additionally, Jiuxin Medicine’s distribution operations can service all of Jiuzhou Pharmacy’s logistics requirements.  Jiuxin has an 8,000 square meter climate-controlled two-story facility located approximately seven miles from the registrant’s headquarter in Hangzhou.  Since April 2011, Jiuzhou Pharmacy has terminated its logistic service agreement with Zhejiang Yingte Logistics Co., Ltd. (“Yingte”), and has instead been using Jiuxin Medicine’s facility as its distribution center.  Products are inventoried in the facility by Jiuxin Medicine’s employees and delivered to Jiuzhou Pharmacy’s retail locations as required by Jiuzhou Pharmacy.  Due to the limited number of specialized delivery vehicles that it currently operates, however, Jiuxin Medicine has been outsourcing the majority of its delivery service to Yingte, including deliveries for Jiuzhou Pharmacy.  The registrant expects Jiuxin Medicine to be in position to carry out a majority of its delivery service within the next twelve months.

Jiuzhou Pharmacy acquired Jiuxin Medicine from Messrs. Shisong Wu and Shan Liu pursuant to the terms of a Supplemental Agreement to Equity Interests Transfer Agreement dated August 25, 2011 (the “Supplemental Agreement”).  Under the Supplemental Agreement:

•
Jiuzhou Pharmacy agrees to pay 15.3 million Renminbi (“RMB”) for Mr. Wu’s 51% equity interests in Jiuxin Medicine, and RMB 14.7 million for Mr. Liu’s 49%, for total consideration of RMB 30 million, which shall be offset against RMB 16.728 million and RMB 16.072 million in refundable advance payments previously paid to Messrs. Wu and Liu, respectively;

•
Messrs. Wu and Liu shall refund the portion of refundable advance payments they received in excess of the agreed consideration, or RMB 1.428 million from Mr. Wu and RMB 1.372 million from Mr. Liu, on or before November 15, 2011;

•	Money provided to Jiuxin Medicine by Jiuzhou Pharmacy prior to the Closing Date shall be used for Jiuxin Medicine’s working capital;

•	Ms. Li Qi, one of the registrant’s directors as well as one of Jiuzhou Pharmacy’s three founders, shall be appointed as Jiuxin Medicine’s general manager, effective on the Closing Date;

•
Messrs. Wu and Liu shall remain with Jiuxin Management as its vice-general manager of administration and vice-general manager of quality control, respectively, for a period of three years commencing on the Closing Date, for annual compensation of RMB 60 thousand each; and

•	All current employees of Jiuxin Medicine shall remain in their respective posts subject to a six-month evaluation period commencing on the Closing Date.

The Supplemental Agreement amends and supplements the terms of the Equity Interests Transfer Agreement dated April 15, 2011, that Jiuzhou Pharmacy entered into with Messrs. Wu and Liu (the “Transfer Agreement”) to acquire Jiuxin Medicine for RMB 50 million.  On April 15, 2011, although payment terms had not been finalized and no consideration had been paid, the transfer of Messrs. Wu and Liu’s equity interests in Jiuxin Medicine was registered with the Administrative Center for Enterprise Records of Zhejiang Province, and a new business license reflecting such registration was issued to Jiuxin Medicine by the Administration of Industry and Commerce of Zhejiang Province.

The foregoing description of the Transfer Agreement and the Supplemental Agreement is qualified in its entirety by a copy thereof attached as Exhibits 99.1and 99.2 to this current report on Form 8-K.

Except for the Transfer Agreement and the Supplemental Agreement, and the transactions contemplated thereunder, neither the registrant nor its officers or directors has any material relationship with Messrs. Wu and Liu.

Item 9.01	Financial Statement and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements of Jiuxin Medicine, as of and for the year ended March 31, 2011 and as of and for the three months ended June 30, 2011, are not required under Rule 8-04 of Regulation S-X.

(b)	Pro forma financial information.

Pro forma financial information is not required pursuant to Rule 8-05 of Regulation S-X.

(d)	Exhibits.

Exhibit Number	Description

99.1	Equity Interests Transfer Agreement dated April 15, 2011
99.2	Supplemental Agreement to Equity Interests Transfer Agreement dated August 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 21, 2011	China Jo-Jo Drugstores, Inc.

	By:	/s/ Lei Liu
Lei Liu
Chief Executive Officer